Exhibit 10.1

FOURTH AMENDMENT TO
HADDRILL EMPLOYMENT AGREEMENT

This Fourth Amendment to the Employment Agreement (the “Fourth Amendment”) is made and entered into as of February  13, 2008 (the “Effective Date”), by and between Bally Technologies, Inc., a Nevada corporation (the “Company”), and Richard Haddrill (“Haddrill”).

WHEREAS, the Company and Haddrill are parties to that certain Employment Agreement dated as of June 30, 2004, as amended on December 22, 2004, June 13, 2005 and June 20, 2006 (as amended, the “Employment Agreement”) pursuant to which Haddrill is employed as the Company’s Chief Executive Officer;

WHEREAS, the Employment Agreement is scheduled to terminate on January 1, 2009 (the “Original Expiration Date”); and

WHEREAS, the Company and Haddrill desire to further amend the Employment Agreement to grant additional non-statutory stock options and restricted stock units and to provide for the automatic extension of the term of the Employment Agreement beyond January 1, 2009, in each case, in accordance with and subject to the terms and conditions of this Fourth Amendment.

NOW THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.                                       The Company and Haddrill agree that Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“3.                                 Term. The term of this Agreement will commence on a mutually agreeable date (the “Commencement Date”), which shall not be later than October 1, 2004. The term of this Agreement and Haddrill’s employment by the Company hereunder will continue, unless earlier terminated pursuant to Section 7 of this Agreement, through January 1, 2009 and shall thereafter be automatically renewed for an indefinite number of one (1) year periods unless either party gives written notice to the other party of its intention not to renew at least ninety (90) days prior to the expiration of said term.”

2.                                       During the term of the Employment Agreement, (i) Haddrill will continue to receive the compensation and benefits currently provided to him on the terms and conditions set forth in Sections 4(a) and (b) of the Employment Agreement, (ii) Haddrill’s base salary will remain at $998,000 per year and (iii) Haddrill will continue to be entitled to five weeks of vacation time per year.

3.                                       The Company shall grant Haddrill additional non-statutory stock options (the “Additional Options”) to acquire 50,000 shares of the Company’s common stock under the Company’s Amended and Restated 2001 Long Term Incentive Plan (the “Plan”). The grant date of the Additional Options shall be February 22, 2008. The Additional Options shall be granted at an exercise price per share equal to the closing price of the stock on the grant date. The Additional Options shall vest and be subject to the terms and conditions set forth in the Plan and on Schedule A-2.

4.                                       The Company shall grant Haddrill a number of restricted stock units under the Plan (the “Additional Restricted Stock Units”) having a value equal to $1 million dollars, as calculated in accordance with Schedule B-2 hereto. The grant date of the Additional Restricted Stock Units shall be February 22, 2008. The Additional Restricted Stock Units shall vest and be subject to the terms and conditions set forth in the Plan and on Schedule B-2 hereto.

5.                                       Except as expressly modified by this Fourth Amendment, the Employment Agreement shall remain unchanged and shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company and Haddrill have duly executed this Fourth Amendment as of the date first above written.

BALLY TECHNOLOGIES, INC.

By:
Name:
Title:

Richard Haddrill

Schedule A-2

ADDITIONAL OPTIONS

1.                                       The Additional Options shall vest as follows:  (i) 16,667 shares shall vest on June 30, 2009, (ii) an additional 16,667 shares shall vest on December 31, 2009, and (iii) the final 16,666 shares shall vest on June 30, 2010, in each case, so long as Haddrill remains in continuous service with the Company through each such date.

2.                                       If Haddrill’s employment with the Company is terminated under paragraphs 7(b) or 7(c) of the Employment Agreement, and such termination of employment occurs after January 1, 2009, in addition to the other compensation and benefits provided under the Employment Agreement, the vesting of the Additional Options shall be pro-rated through the month in which the date of termination occurs (taking into account that portion of the award that has already vested in accordance with its terms), based upon the number of full months between January 1, 2009, and the date of Haddrill’s termination of employment divided by 18 months.

3.                                       In addition to the above, notwithstanding any provision of the Employment Agreement, or the Plan to the contrary, in the event of a Change of Control (as defined in the Employment Agreement): (i) if such Change of Control is consummated on or prior to January 1, 2009, and, within one year following such Change of Control Haddrill’s service with the Company (or any successor) is terminated under paragraphs 7(b) or 7(c) of the Employment Agreement, the Additional Options shall become immediately and fully vested and exercisable effective as of immediately prior to the date of such termination of service and (ii) if such Change of Control is consummated after January 1, 2009, the Additional Options shall become immediately and fully vested and exercisable effective as of immediately prior to such Change of Control.

4.                                       Once the Additional Options become vested and exercisable hereunder, they shall remain exercisable until the seventh anniversary of the date of grant thereof without regard to whether Haddrill remains in continuous service with the Company through such date.

5.                                       Except as described in this Schedule A-2, upon a termination of Haddrill’s service with the Company (or any successor) for any reason, the unvested portion of the Additional Options at the time of such termination of service (after giving effect to the accelerated vesting, if any, described in this Schedule A-2, if any) shall terminate effective as of the date of termination.

Schedule B-2

ADDITIONAL RESTRICTED STOCK UNITS

1.                                       The number of shares of common stock subject to the Additional Restricted Stock Units shall be determined by dividing $1 million dollars by the average per share closing price of the Company’s common stock on the stock exchange in which the stock is principally traded for the 20 business days immediately prior to the date of the grant.

2.                                       The Additional Restricted Stock Units shall vest as follows:  (i) 50% of the units shall vest on June 30, 2009 and (ii) the remaining 50% of the units shall vest on January 1, 2010, in each case, so long as Haddrill remains in continuous service with the Company through each such date.

3.                                       If Haddrill’s employment with the Company is terminated under paragraphs 7(b) or 7(c) of the Employment Agreement, and such termination occurs after January 1, 2009, in addition to the other compensation and benefits provided under the Employment Agreement, the vesting of the Additional Restricted Stock Units will accelerate in full as of the termination date.

4.                                       In addition to the above, notwithstanding any provision of the Employment Agreement, or the Plan to the contrary, in the event of a Change of Control (as defined in the Employment Agreement): (i) if such Change of Control is consummated on or prior to January 1, 2009, and, within one year following such Change of Control Haddrill’s service with the Company (or any successor) is terminated under paragraphs 7(b) or 7(c) of the Employment Agreement, the Additional Restricted Stock Units shall become immediately and fully vested and exercisable effective as of immediately prior to the date of such termination of service and (ii) if such Change of Control is consummated after January 1, 2009, the Additional Restricted Stock Units shall become immediately and fully vested and exercisable effective as of immediately prior to such Change of Control.

5.                                       Each vested Additional Restricted Stock Unit represents Haddrill’s right to receive one share of the Company’s common stock on the applicable vesting date (subject to the terms and conditions of the Plan, including the satisfaction of any tax withholding obligations).

6.                                       Except as described in this Schedule B-2, upon a termination of Haddrill’s service with the Company (or any successor) for any reason, the unvested portion of the Additional Restricted Stock Units at the time of such termination of service (after giving effect to the accelerated vesting, if any, described in this Schedule B-2, if any) shall be forfeited effective as of the date of termination.